Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Cambridge Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 457(o)

Fees to Be Paid	Other	Warrants (2)	Rule 457(o)

Fees to Be Paid	Other	Purchase Contracts	Rule 457(o)

Fees to Be Paid	Other	Units	Rule 457(o)

Fees to Be Paid	Debt	Debt Securities (3)	Rule 457(o)

Fees to be Paid	Unallocated (Universal) Shelf	(1)	Rule 457(o)	(1)	(4)	$100,000,000(4)	0.0001102	$11,020.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$100,000,000		$11,020.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$4,515.47

	Net Fee Due							$6,504.53

(1)

There are being registered hereunder such indeterminate number of securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion of or exchange for any such securities that provide for conversion or exchange or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The warrants covered by this registration statement may be warrants for shares of common stock or debt securities.
(3)	The debt securities covered by this registration statement may be senior and/or subordinated debt securities of Cambridge Bancorp.
(4)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to pursuant to Item 16(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	Cambridge Bancorp	S-3	333-234286	October 22, 2019		$4,515.47	Unallocated (Universal) Shelf	(1)	(1)	$34,787,950

Fee Offset Sources	Cambridge Bancorp	S-3	333-234286		October 22, 2019						$4,515.47

(1)

On October 22, 2019, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-234286) (the “Original Registration Statement”), which registered an aggregate principal amount of $75,000,000 of Class A Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units to be offered by the registrant from time to time (together, the “Original Offering”). Approximately $40.2 million of securities were sold pursuant to the Original Offering, and the Original Offering has been terminated. As a result, the registrant has $4,515.47 in unused filing fees associated with the Original Offering. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the registrant is using $4,515.47 of the unused filing fees to offset the filing fee payable in connection with this filing.